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                                                                     EXHIBIT 3.1

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                              SIMMONS HOLDING, INC.

                                   ----------

         The undersigned, for the purpose of amending and restating the certificate of Incorporation of Simmons Holdings, InC., a Delaware corporation (the "Corporation"), does hereby certify that:

         (1)      The name of the Corporation is Simmons Holdings, Inc.

         (2) The date of filing of its original Certificate of Incorporation with the Secretary of State of Delaware was February 15, 1996.

         (3) The Corporation has not received any payment for any of its stock.

         (4) This Amended and Restated Certificate of Incorporation was duly adopted by the Board of Directors as of March 20, 1996, pursuant to Section 241 and Section 245 of the Delaware General Corporation Law.

         (5) The Certificate of Incorporation of Simmons Holdings, Inc. is hereby amended and restated in its entirety as follows:

         FIRST: The name of the Corporation (hereinafter called "the Corporation") is SIMMONS HOLDINGS, INC.

         SECOND: The address, including street, number, city, and county, of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle, and the name of the registered agent of the Corporation in the State of Delaware at such address is Corporation Service Company.

         THIRD: The purpose of the Corporation iS to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

         FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 90,400,000. 26,000,000 of said shares shall be designated as shares of Class A Stock, all of which shall be of the same series with $.01 par value per share, 19,000,000 of said shares shall be designated as Class C Stock, all of which shall be of the same

                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 03/20/1996
                                                          960080827 - 2585475

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series with $.01 par value per share, 200,000 of said shares shall be designated as Class D Stock, all of which shall be of the same series with $.01 par value par share. 45,200,000 of said shares shall be designated as Common Stock, all of which Shall be of the same series with $.01 par value per share. The shares of each class of stock of the Corporation shall be issued as a class, without series. Each such class may have such voting powers, full or limited, including the right to have more or less than one vote per share, or no voting powers, and such designations, preferences, dividend rights and other special rights, qualifications, limitations and restrictions as shall be stated and expressed in a resolution or resolutions of the Board of Directors and filed with the Secretary of State of the state of Delaware in accordance with the Delaware General Corporation law.

         FIFTH: The name and the mailing address of the incorporator are as follows:

  NAME                   MAILING ADDRESS
  ----                   ---------------
Anne Martin            1013 Centre Road
                       Wilmington, DE 19805

         SIXTH: The Corporation is to have perpetual existence.

         SEVENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors, or any class of them, and/or between this Corporation and its stockholders, or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code, or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware code, order a meeting of the creditors or class of creditors and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, said compromise or arrangement and said reorganization shall, if sanctioned by the court to which said application has bean made, be binding on all the creditors or class of creditors and/or on all the stockholders

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or class of stockholders of this Corporation, as the case may be, and also on this Corporation.

         EIGHTH: For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation, and regulation of the powers of the Corporation, its directors, and its stockholders or any class of stockholders, as the case may be, it is further provided;

         1. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors Which the Corporation would have if there were no vacancies. No election of directors need be by written ballot.

         2. After the original or other Bylaws or the Corporation have been adopted, amended or repealed, as the case way be, in accordance with the provisions of the Section 109 of the General Corporation Law of the State of Delaware, and after the corporation has received any payment for any of its stock, the power to adopt, amend or repeal the Bylaws of the Corporation may be exercised by the Board of Directors of the Corporation.

         3. No outstanding share of any class of stock which is denied voting power under the provisions of the Certificate of Incorporation or a certificate of designation shall entitle the holder thereof to the right to vote at any meeting of stockholders, except as may be specified in the Certificate of Incorporation or a certificate of designation or as the provisions of Paragraph
(2) of Subsection (b) of Section 242 of the Delaware General Corporation Law shall otherwise require; provided that such paragraph of the Delaware General Corporation Law shall not entitle the holder of a share of any class of stock to vote on the increase of the number of authorized shares of such class of stock, or the decrease of the number of authorized but not outstanding shares of such class of stock, if such class of stock is not a class of stock that has general voting powers, including, without limitation, the power to elect directors.

         NINTH: To the fullest extent permitted by the Delaware General Corporation Law, as the same may be amended or supplemented, a director of the Corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the Delaware General Corporation Law is amended after the date of the filing of this certificate of incorporation to authorize

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corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General corporation Law, as so amended from time to time. No repeal or modification of this Article NINTH by the stockholders shall adversely affect any right or protection of a director of the Corporation existing by virtue of this Article NINTH at the time of such repeal or modification.

         TENTH: From time to time, and subject to the provisions of any certificate of designation filed by the Board, any of the provisions of this Certificate of Incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws; all rights conferred upon the Stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this Article TENTH.

         [The remainder of this page has been intentionally left blank.]

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         IN WITNESS WHEREOF, the undersigned have executed this Amended and
Restated Certificate of Incorporation under seal and, on behalf of Simmons Acquisition Corp., have attested such execution and do verify and affirm, under penalties of perjury, that this Amended and Restated Certificate of Incorporation is the act and deed of the Corporation and that the facts stated herein are true as of this 20th day of March, 1996.

                                                SIMMONS HOLDINGS,INC.

                                                By: /s/ Savio W. Tung
                                                    -----------------
                                                    Name: Savio W. Tung
                                                    Title: President

[SEAL]

ATTEST:

By: /s/ John M. Kenney
    ------------------
    Name:  John M. Kenney
    Title: Assistant secretary

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